Exhibit 99.1

Blockbuster Reports First Quarter 2009 Financial Results

DALLAS, May 14, 2009 – Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced financial results for the first quarter ended April 5, 2009.

Recent Highlights

•	Completes funding of $250 million amended and extended single-draw credit facility;

•	Announces $21.4 million (U.S. dollars) asset-based loan for Canadian subsidiary;

•	Reports net income of $27.7 million, or $0.12 per diluted share;

•	Continues cash maximization initiatives and remains on track to reduce G&A by over $200 million during fiscal 2009; and

•	Reiterates full-year adjusted EBITDA guidance

“We are pleased to have successfully completed funding of the $250 million amended and extended credit facility. Our new financing, combined with our cost savings initiatives and additional cash availability, provides sufficient liquidity to continue our business transformation,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster. “Key elements of this strategy include ongoing efforts to improve our in-stock availability and secure strategic alliances that leverage our strong brand, while also launching a new advertising campaign that promotes our unique multi-channel customer offering. Looking forward, we believe these actions will allow Blockbuster to deliver solid EBITDA and improve the balance sheet through the substantial reduction of debt.”

Consolidated First Quarter Financial Results

Total revenues for the first quarter of 2009 were $1.12 billion, compared to total revenues of $1.39 billion for the same period one year ago. Results for the first quarter reflect the Company’s prudent approach to preserving liquidity as it completed its refinancing in the challenging macro environment. The reduction of inventory and lower advertising spend, combined with weaker DVD title strength and competition from strong theater box office traffic, had a dilutive impact on sales. Additionally, revenues reflect the negative impact of foreign currency exchange rates of $81.3 million and a decline in the company-operated store base worldwide. The decline in total revenues was partially offset by an increase in the average rental rate due to the favorable impact of price increases when compared to the first quarter of 2008.

Gross profit for the first quarter of 2009 was $590.7 million, compared to $741.7 million in the same period one year ago. The gross profit decline was primarily attributable to lower same-store revenues and the impact of foreign currency exchange rates of $40.3 million, resulting in a gross margin of 52.6 percent. This compares to gross margin of 53.2 percent in the first quarter of 2008.

Operating expenses for the quarter were $540.6 million, compared to $671.5 million in the same period one year ago. General and administrative (“G&A”) expenses during the first quarter of 2009 were $493.4 million as compared to $601.1 million in the first quarter of 2008, representing a decrease of $107.7 million, or 17.9 percent, and largely offsetting the decline in gross profit dollars. The Company’s G&A results for the first quarter of 2009 include the $33.1 million favorable impact of foreign currency exchange. Total selling, general and administrative expenses (“SG&A”) decreased $125.8 million, or 19.9 percent, compared to the same period one year ago.

Operating income for the first quarter of 2009 was $50.1 million, compared to operating income of $70.2 million in the first quarter one year ago. Adjusted operating income, which excludes costs associated with store closures, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability, was $63.7 million for the first quarter of 2009, compared to adjusted operating income of $73.0 million in the first quarter of 2008.

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Net income for the first quarter of 2009 was $27.7 million, or $0.12 per diluted share, compared to net income of $45.4 million, or $0.20 per diluted share, in the first quarter of 2008. Adjusted net income for the first quarter of 2009, which excludes costs associated with store closures, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability, totaled $41.3 million, or $0.19 per diluted share. This compares to adjusted net income of $48.5 million, or $0.21 per diluted share, in the first quarter of 2008.

First quarter 2009 earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $84.9 million, compared to $110.1 million in the first quarter of 2008. Adjusted EBITDA, which excludes stock-based compensation expenses, costs associated with lease terminations, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability, was $98.2 million in the first quarter of 2009, compared to adjusted EBITDA of $114.5 million in the same period one year ago.

Blockbuster ended the first quarter of 2009 with $107.0 million in cash and cash equivalents. Cash used for operating activities during the quarter was $87.2 million, compared with $19.5 million of cash used for operating activities in the first quarter of 2008. First quarter free cash flow (“FCF”) (net cash used for operating activities less capital expenditures) primarily reflects the Company’s aggressive remuneration of accounts payable. As a result, FCF was negative $95.7 million in the first quarter of 2009, compared with negative FCF of $39.4 million in the same period in 2008.

Reconciliations of adjusted results and other non-GAAP financial measures are shown in the tables following the text of this press release.

Same-Store Sales

First quarter 2009 domestic same-store sales decreased 10.9 percent, compared to an increase of 2.9 percent in the same period in 2008. Same-store sales for the first quarter of 2009 were comprised of a 12.3 percent decrease in domestic same-store rental comparables and a 3.1 percent decrease in domestic same-store retail comparables. International same-store sales decreased 6.7 percent, reflecting an 8.4 percent decline in same-store rental comparables and a 4.2 percent decrease in same-store retail comparables for the same period in 2008. Worldwide same-store sales decreased 9.6 percent.

Asset-Based Loan

Blockbuster today announced that its subsidiary, Blockbuster Canada Co., entered into an agreement with Callidus Capital Corporation, a privately-held Canadian lender, to provide a non-revolving asset-based loan in the amount of $21.4 million (U.S. dollars) for Blockbuster Canada Co. Proceeds of the loan, which matures on September 30, 2010, will be used for general corporate purposes.

Additional information may be found, free of charge, in the Company’s Current Report on Form 8-K at either www.sec.gov or http://investor.blockbuster.com.

7 1/2 Series A Cumulative Convertible Perpetual Preferred Stock

The Company also announced that its Board of Directors has determined not to declare or pay a dividend on its shares of 7 1/2 Series A convertible perpetual preferred stock with respect to the quarterly period beginning on January 5, 2009 and ending on April 5, 2009. Dividends on the Series A preferred stock are cumulative and will begin to accumulate beginning May 15, 2009. This action is consistent with the Company’s efforts to manage cash, preserve liquidity and prevent any further unnecessary dilution to the Company’s common stock.

Corporate Governance Update

After almost six years of service as a member of the Company’s Audit Committee, director Jackie Clegg is transitioning off of the Audit Committee effective as of May 11, 2009. Ms. Clegg will continue to serve on the Board and as Chair of the Board’s Nominating/Governance Committee. The Board will appoint a replacement Audit Committee member at the Board’s meeting on May 28, 2009, following the Company’s 2009 annual meeting of stockholders.

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2009 Outlook

“We continue to expect that our same-store comparables will be lower in 2009 than in 2008, but expect strong EBITDA performance for the full year. As such, we remain comfortable with our prior guidance for fiscal 2009, which includes adjusted EBITDA in the range of $305 million to $325 million,” stated Tom Casey, Executive Vice President and Chief Financial Officer of Blockbuster Inc. “Additionally, we remain on track to reduce G&A by over $200 million in fiscal 2009, which includes the contributions from our successful lease cost savings initiative. Our projections surrounding reductions in G&A exclude any impacts of foreign currency exchange rates or inflation.”

The Company will provide additional business updates and a more detailed review of its financial and operational results for the first quarter ended April 5, 2009 in conjunction with the upcoming conference call as previously announced and referenced below.

First Quarter 2009 Financial Results Conference Call and Web Cast

Blockbuster will host a conference call today, May 14, 2009, at 4:30 p.m. Eastern Time (“ET”). Investors and analysts may join the conference call by dialing 800-374-0113. International callers may join the teleconference by dialing 706-758-9607. A telephonic replay will be available beginning two hours after the conclusion of the call and will be available until midnight ET on Thursday, May 21, 2009. The replay number is 800-642-1687, with the pass code of 94725263. International callers interested in listening to the replay should dial 706-645-9291 with the same pass code. Finally, a live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s website at http://investor.blockbuster.com. Following the live voice only web cast, an archived version will be available on Blockbuster’s web site. Additional details regarding the Company’s results may be found in its upcoming Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 2009, which will be filed with the Securities and Exchange Commission (“SEC”) on May 15, 2009, in the Company’s Annual Report on Form 10-K for the year ended January 4, 2009, and in other filings from time-to-time with the Securities and Exchange Commission.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release under the heading “2009 Outlook” and statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) whether, despite the amended credit facility having been funded on the terms contemplated, we will have sufficient liquidity to finance the ongoing obligations of our business; and (ii) whether we will be able to

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otherwise improve our liquidity position by managing cash and cutting expenses. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of in-home movies and game entertainment, with more than 7,200 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Kellie Nugent
Senior Vice President, Corporate Communications	Director, Investor Relations
214.854.3190	214.854.4442
OR
Randy Hargrove
Senior Director, Corporate Communications
214.854.3190

Financial Tables to Follow

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Revenues:
Base rental revenues	$720.5	$901.7
Previously rented product ("PRP") revenues	140.2	174.6

Total rental revenues	860.7	1,076.3
Merchandise sales	255.5	309.8
Other revenues	6.0	8.0

	1,122.2	1,394.1

Cost of sales:
Cost of rental revenues	314.2	410.5
Cost of merchandise sold	217.3	241.9

Total cost of sales	531.5	652.4

Gross profit	590.7	741.7

Operating expenses:
General and administrative	493.4	601.1
Advertising	12.4	30.5
Depreciation and intangible amortization	34.8	39.9

	540.6	671.5

Operating income (loss)	50.1	70.2
Interest expense	(17.4)	(19.2)
Interest income	0.2	1.1
Other items, net	0.4	0.4

Income (loss) from continuing operations before income taxes	33.3	52.5
Provision for income taxes	(5.6)	(6.8)

Income (loss) from continuing operations	27.7	45.7
Income (loss) from discontinued operations, net of tax	—	(0.3)

Net income (loss)	27.7	45.4
Preferred stock dividends	(2.8)	(2.8)

Net income (loss) applicable to common stockholders	$24.9	$42.6

Net income (loss) per common share:
Basic
Continuing operations	$0.13	$0.22
Discontinued operations	—	—

Net income (loss)	$0.13	$0.22

Weighted average common shares outstanding:
Basic	192.7	191.4

Net income (loss) per common share:
Diluted
Continuing operations	$0.12	$0.21
Discontinued operations	—	(0.01)

Net income (loss)	$0.12	$0.20

Weighted average common shares outstanding:
Diluted	222.8	221.5

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Fiscal Quarter Ended April 5, 2009		Fiscal Quarter Ended April 6, 2008
	Revenues	Percent of Total	Revenues	Percent of Total
Domestic

Rental revenues
Movies	$516.2	64.1%	$631.7	66.0%
Games	54.3	6.7%	54.6	5.7%
PRP	112.2	13.9%	139.1	14.5%

Total rental revenues	682.7	84.7%	825.4	86.2%

Merchandise sales
Movies	51.1	6.4%	57.6	6.0%
Games	22.0	2.7%	20.0	2.1%
Other	45.2	5.6%	47.5	5.0%

Total merchandise sales	118.3	14.7%	125.1	13.1%

Royalties and other revenues	5.2	0.6%	6.3	0.7%

Total domestic revenues	$806.2	100.0%	$956.8	100.0%

International

Rental revenues
Movies	$137.2	43.3%	$199.8	45.7%
Games	12.8	4.1%	15.6	3.6%
PRP	28.0	8.9%	35.5	8.1%

Total rental revenues	178.0	56.3%	250.9	57.4%

Merchandise sales
Movies	38.5	12.1%	48.5	11.1%
Games	66.9	21.2%	92.4	21.1%
Other	31.8	10.1%	43.8	10.0%

Total merchandise sales	137.2	43.4%	184.7	42.2%

Royalties and other revenues	0.8	0.3%	1.7	0.4%

Total international revenues	$316.0	100.0%	$437.3	100.0%

Total consolidated revenues	$1,122.2		$1,394.1

Gross Profit by Product Line:

	Fiscal Quarter Ended April 5, 2009		Fiscal Quarter Ended April 6, 2008
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
Domestic

Rental	$425.1	62.3%	$488.9	59.2%
Merchandise	3.8	3.2%	24.4	19.5%
Other	5.2	100.0%	6.3	100.0%

Total domestic	434.1	53.8%	519.6	54.3%

International

Rental	121.4	68.2%	176.9	70.5%
Merchandise	34.4	25.1%	43.5	23.6%
Other	0.8	100.0%	1.7	100.0%

Total international	156.6	49.6%	222.1	50.8%

Total consolidated	$590.7	52.6%	$741.7	53.2%

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (SG&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Fiscal Quarter Ended April 5, 2009		Fiscal Quarter Ended April 6, 2008
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue
Domestic
Advertising	$6.7	0.6%	$19.0	1.4%
G&A expense - store (4 wall)	304.8	27.2%	345.2	24.8%
G&A expense - corporate and other	56.2	5.0%	78.5	5.6%
International
Advertising	5.7	0.5%	11.5	0.8%
G&A expense	132.4	11.8%	177.4	12.7%

Total SG&A	$505.8	45.1%	$631.6	45.3%

Facilities Statistics:

	As of April 5, 2009
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	3,826	5.5	21,171	1,916	3.1	5,912
Distribution centers	39	N/A	1,121	7	N/A	190
Corporate/regional offices	13	N/A	428	7	N/A	107

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Domestic same-store revenues increase (decrease)

Rental revenues	(12.3)%	0.4%
Merchandise sales	(3.1)%	19.7%
Total revenues	(10.9)%	2.9%

International same-store revenues increase (decrease)

Rental revenues	(8.4)%	0.9%
Merchandise sales	(4.2)%	(4.9)%
Total revenues	(6.7)%	(1.5)%

Worldwide same-store revenues increase (decrease)

Rental revenues	(11.4)%	0.6%
Merchandise sales	(3.7)%	4.2%
Total revenues	(9.6)%	1.4%

Cash Flow Data:

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Net cash provided by (used for) operating activities	$(87.2)	$(19.5)
Net cash provided by (used for) investing activities	$(8.1)	$(19.9)
Net cash provided by (used for) financing activities	$48.7	$(9.1)

Capital Expenditures	$8.5	$19.9

Balance Sheet Information:

	April 5, 2009	January 4, 2009
Cash and cash equivalents	$107.0	$154.9
Merchandise inventories	$339.1	$432.8
Rental library	$353.4	$355.8
Accounts payable	$240.3	$427.3
Total debt (including capital lease obligations)	$881.2	$817.8

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Company-Operated			Franchised			Total
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
January 4, 2009	3,878	1,928	5,806	707	892	1,599	4,585	2,820	7,405

Opened	0	3	3	0	0	0	0	3	3
Closed	(68)	(15)	(83)	(47)	(11)	(58)	(115)	(26)	(141)
Purchased/(sold)	16	0	16	(16)	0	(16)	0	0	0

Net additions/(closures)	(52)	(12)	(64)	(63)	(11)	(74)	(115)	(23)	(138)

April 5, 2009	3,826	1,916	5,742	644	881	1,525	4,470	2,797	7,267

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter ended April 5, 2009, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures. For the fiscal quarter ended April 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures and severance.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company's financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$27.7	$45.7
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Store closure costs including lease terminations (recurring)	3.4	2.8
Severance costs (non-recurring)	1.1	—
Game inventory obsolescence adjustment (non-recurring)	16.7	—
Settlement of future liability (non-recurring)	(7.6)	—

Adjusted net income (loss)	41.3	48.5
Preferred stock dividends	(2.8)	(2.8)

Adjusted net income (loss) applicable to common stockholders	$38.5	$45.7

Adjusted net income (loss) per common share—diluted	$0.19	$0.21

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$50.1	$70.2
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Store closure costs including lease terminations (recurring)	3.4	2.8
Severance costs (non-recurring)	1.1	—
Game inventory obsolescence adjustment (non-recurring)	16.7	—
Settlement of future liability (non-recurring)	(7.6)	—

Adjusted operating income (loss)	$63.7	$73.0

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter ended April 5, 2009, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for stock compensation, severance and store closures. For the fiscal quarter ended April 6, 2008, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for stock compensation and store closures.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Reconciliation of adjusted EBITDA:
Net income (loss)	$27.7	$45.4
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	—	0.3
Provision for income taxes	5.6	6.8
Interest and other income, net	16.8	17.7
Depreciation and intangible amortization	34.8	39.9

EBITDA	84.9	110.1

Lease termination costs incurred for store closures (recurring)	1.1	0.2
Severance costs (non-recurring)	1.1	—
Stock compensation (recurring)	2.0	4.2
Game inventory obsolescence adjustment (non-recurring)	16.7	—
Settlement of future liability (non-recurring)	(7.6)	—

Adjusted EBITDA	$98.2	$114.5

The following table presents consolidated financial information, including a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, the most comparable GAAP financial measure.

	Guidance Range
	Low	High
Full Year 2009 Guidance Reconciliation:
Net income (loss)	$40.0	$60.0
Adjustments to reconcile net income (loss) to adjusted EBITDA:

Provision for income taxes	24.0	24.0
Interest and other income, net	99.0	99.0
Depreciation and intangible amortization	122.0	122.0
Stock compensation	8.0	8.0
Other adjusting items	12.0	12.0

Adjusted EBITDA	$305.0	$325.0

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Net cash provided by (used for) operating activities	$(87.2)	$(19.5)

Adjustments to reconcile net cash flow used for operating activities to free cash flow:
Capital expenditures	(8.5)	(19.9)

Free cash flow	$(95.7)	$(39.4)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Fiscal Quarter Ended
	April 5, 2009	April 6, 2008
Net income (loss)	$27.7	$45.4

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and intangible amortization	34.8	39.9
Non-cash share-based compensation expense	2.0	4.2
Capital expenditures	(8.5)	(19.9)
Rental library purchases, net of rental amortization	3.1	(2.5)
Changes in operating assets and liabilities	(154.3)	(106.9)
Changes in deferred taxes and other	(0.5)	0.4

Free cash flow	$(95.7)	$(39.4)

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